                                                   UNITED STATES

       SECURITIES AND EXCHANGE COMMISSION

                                                             Washington, DC 20549

                                   FORM 8-K

       Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                      Date of Report (Date of earliest event reported): February 10, 2010

                                                         CSP Incorporated

                                       (Exact name of the registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

                             000-10843                               04-2441294

(Commission File Number) (IRS Employer Identification No.)

                      43 Manning Road, Billerica, Massachusetts              01821-3901

                      (Address of principal executive offices)                   (Zip Code)

                                                                     (978) 663-7598

                                           (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

On February 10, 2010, CSP Inc. (the "Company") issued a press release announcing its financial results for the first quarter fiscal year 2010 which ended December 31, 2009. A copy of the press release relating to such announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Form 8-K, including the exhibits attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section. The information in this Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release Dated February 10, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSP INC.

Date: February 10, 2010 By: /s/Gary W. Levine

Gary W. Levine

Vice President Finance and

Chief Financial Officer

Contact: Gary Levine 99.1

Chief Financial Officer

CSP Inc.

Tel: 978.663.7598 ext. 1200

Fax: 978.663.0150

CSP Inc. Reports First-Quarter Fiscal 2010 Financial Results

Outlook Positive for Second Quarter based on
Expected $3.6 Million MultiComputer Follow-on Order

BILLERICA, MA, February 10, 2010 - CSP Inc. (NASDAQ: CSPI), a provider of IT solutions, systems integration services and dense cluster computing systems, today reported financial results for the first quarter of fiscal 2010 ended December 31, 2009.

For the first quarter of fiscal 2010, CSP Inc. reported total sales of $18.7 million compared with $24.1 million in the first quarter of fiscal 2009. The net loss for the first quarter of fiscal 2010 was $742,000, or $0.21 per share, compared with net income of $358,000, or $0.09 per diluted share, in the first quarter of fiscal 2009.

The Company's cash and short-term investments were $14.8 million as of December 31, 2009 compared with $18.9 million for the fiscal year ended September 30, 2009. The decrease in cash primarily reflected higher receivables and inventory, as well as net loss, partially offset by increased payables and accrued expenses.

Management Comments on the Quarter

"Conditions in the overall economy and in our business remained challenging and consistent with our cautious expectations in the first quarter," said CSP Chairman and Chief Executive Officer Alexander R. Lupinetti. "Sales in our Service and Systems Integration business grew from the sequential fourth quarter of fiscal 2009, but were down 18% year-over-year. To drive stronger sales of our higher-margin managed services offerings, we are forging relationships with new channel partners who provide large enterprises with best-of-breed IT systems, software and services. In the first quarter of fiscal 2010, we were able to leverage one of these partners to win a large order from a major telecom customer in Germany for a global security information event management solution."

"In our Systems and Solutions subsidiary in the United States, revenues remain soft and the competition for business opportunities is formidable, as are the pricing pressures," said Lupinetti. "However, quoting activity is improving, our sales pipeline is growing and we have steadily improved the productivity of our sales force. We believe this business is positioned to accelerate rapidly when we see a more sustained economic recovery and rebound in IT spending."

"Although first-quarter revenues in CSP's Systems segment were disappointing, this business continues to be well-positioned to benefit from the Defense Department's budgetary focus on upgrading intelligence, surveillance and reconnaissance (ISR) capabilities on new and existing platforms and programs," said Lupinetti. "Lockheed Martin had previously selected our MultiComputers to provide the E2D Advanced Hawkeye ISR aircraft with state of the art radar processing capabilities. We expect to receive high-margin royalty business from this order in the remainder of fiscal 2010. In addition, we expect to ship $3.6 million in follow-on orders from Raytheon in the second quarter for our FastCluster 220R MultiComputers."

"Looking forward, we are maintaining our conservative stance financially while continuing to execute on our growth strategy in a challenging business environment," Lupinetti said. "We will continue to pursue higher-margin managed services business in our Service and Systems Integration segment, while our Systems segment continues to invest in opportunities to leverage our MultiComputer technology to meet next-generation ISR requirements. And at same time, we will continue to reinforce CSP's bottom line by carefully managing working capital and tightly controlling expenses."

Conference Call Details

CSP Chairman and Chief Executive Officer Alexander R. Lupinetti, and Chief Financial Officer Gary W. Levine will host a conference call at 10:00 a.m. (ET) today to review CSP's financial results and provide a business update. To listen to a live webcast of the call, please visit the "Investor Relations" section of the Company's website at www.cspi.com. Individuals may also listen to the call via telephone, by dialing (877) 709-8155 or (201) 689-8881. For interested parties unable to participate in the live call, an archived version of the webcast will be available for one year on CSP's website.

About CSP Inc.

Based in Billerica, Massachusetts and founded in 1968, CSP Inc. and its subsidiaries develop and market best-of-breed IT solutions, systems integration services, and high-performance computer systems. CSP's Systems segment includes the MultiComputer Division, which supplies high-performance Linux cluster systems for a broad array of defense applications, including radar, sonar and surveillance signal processing. The Company's MODCOMP Inc. subsidiary, also part of its Service and Systems Integration segment founded in 1970, is a leading provider of IT solutions and systems integration services for complex IT environments. MODCOMP works with third parties to develop cutting edge solutions in the global IT markets and has offices in the U.S., U.K. and Germany. More information about CSP is available on the company's website at www.cspi.com. To learn more about MODCOMP, Inc., consult www.modcomp.com.

Safe Harbor

The Company wishes to take advantage of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to statements that may be deemed to be forward-looking under the Act. Such forward-looking statements may include, but are not limited to, prospects for CSP's Systems business in fiscal 2010; the expected $3.6 million follow-on order from Raytheon; expectations for high-margin E2D royalty payments from Lockheed Martin; plans to improve CSP's Service and Systems Integration margins by increasing higher-level managed 'Software as a Solution' (SaaS) sales; expectations that the Service and Systems Integration business is positioned to accelerate rapidly when there is a sustained economic recovery and rebound in IT spending; and plans to manage CSP conservatively with the assumption of weak demand in fiscal 2010. The Company cautions that numerous factors could cause actual results to differ materially from forward-looking statements made by the Company. Such risks include general economic conditions, market factors, competitive factors and pricing pressures, and others described in the Company's filings with the SEC. Please refer to the section on forward-looking statements included in the Company's filings with the Securities and Exchange Commission.

CSP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	December 31,	September 30,
	2009	2009
Assets
Current assets:
Cash and short-term investments	$14,784	$18,904
Accounts receivable, net	10,734	7,410
Inventories	7,172	5,935
Other current assets	3,787	3,617
Total current assets	36,477	35,866
Property, equipment and improvements, net	775	832
Other assets	3,848	3,788
Total assets	$41,100	$40,486

Liabilities and Shareholders' Equity
Current liabilities	$14,449	$13,157

Pension and retirement plans	8,124	8,120
Deferred income taxes	142	146
Non-current liabilities	375	368

Shareholders' equity	18,010	18,695
Total liabilities and shareholders' equity	$41,100	$40,486

CSP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)

                                                               /----Three Months Ended------/

	Dec. 31,	Dec. 31,
	2009	2008
Sales:
Product	$15,245	$18,412
Service	3,416	5,648
Total sales	18,661	24,060

Cost of Sales:
Product	13,616	16,071
Service	2,741	3,245
Total cost of sales	16,357	19,316

Gross profit	2,304	4,744

Operating expenses:
Engineering and development	472	539
Selling, general & administrative	3057	3,740
Total operating expenses	3,529	4,279

Operating income (loss)	(1,225)	465

Other income (expense), net	(20)	135

Income (loss) before income taxes	(1,245)	600
Provision (benefit) for Income taxes	(503)	242

Net income (loss)	($742)	$358

Income (loss) per share - basic	($0.21)	$0.09
Weighted average shares outstanding - basic	3,536	3,758

Income (loss) per share - diluted	($0.21)	$0.09
Weighted average shares outstanding - diluted	3,536	3,766